Exhibit 2.3

LEASE

THIS LEASE (“Lease”) is entered into between RSI Properties Management, LLC, a Washington limited liability company (“Landlord”) and Rainier Surgical, Inc., a Washington Corporation (“Tenant”).

1.     BASIC LEASE TERMS.  The following is a summary of basic terms of this Lease, the details of which are specified in the other sections of this Lease.

(a)	Date of Lease:	May 11, 2007

(b)	Tenant:	Rainier Surgical, Inc.

	Address of Premises:	1112 29th Street NW
Auburn, WA 98001

	Address for Billing and Notices:	Same as Premises

(c)	Landlord:	RSI Properties Management, LLC

	Address for Notices:	1112 29th Street NW
Auburn, WA 98001

	Address for Payments:	RSI Properties Management, LLC
1112 29th Street NW
Auburn, WA 98001

(d)	Premises Area:	14,979 square feet footprint, including of an office area consisting of 6,000 square feet

(e)	Project Area:	14,979 square feet

(f)	Tenant’s Percentage Share:	50% of Increase in Operating Expenses over the current Operating Expenses set forth on Exhibit 1.

(g)	Basic Term of Lease:	119 months and 20 days

(h)	Commencement Date:	May 11, 2007

(i)	Basic Rent:

Period	Monthly Amount

May 11, 2007 – April 30, 2008:	$ 14,000
May 1, 2008 – April 30, 2009:	$ 14,500
May 1, 2009 – April 30, 2010:	$ 15,000
May 1, 2010 – April 30, 2011:	$ 15,500
May 1, 2011 – April 30, 2012:	$ 16,000
May 1, 2012 – April 30, 2013:	$ 16,500

Tenant Landlord

May 1, 2013 – April 30, 2014:	$ 17,000
May 1, 2014 – April 30, 2015:	$ 17,500
May 1, 2015 – April 30, 2016:	$ 18,000
May 1, 2016 – April 30, 2017:	$ 18,500

(j)	Additional Rent - Tenant’s Initial	Operating Expenses as shown on Exhibit 1 as of the Commencement Date

	Share of Estimated Operating
	Expenses:	$1,800

(k)	Prepaid Base Monthly Rent:	$14,000

(l)	Total Deposit:	$15,800

(m)	Tenant’s Use of Premises:	Office and warehouse for medical supply company

(n)	Brokers:	None

(o)	Guarantor(s):	None

(p)	Parking Spaces:	22 unreserved stalls

(q)	Exhibit(s):	Exhibit A-Project Legal Description
		Exhibit B-Premises Diagram
		Exhibit C-Workletter
		Exhibit D-Commencement Date and
		Termination Date Agreement
		Exhibit E-Rules and Regulations
		Exhibit F-Additional Terms
		Exhibit G-Guaranty

2.     PREMISES.  Landlord hereby leases to Tenant, and Tenant leases from Landlord upon the terms and conditions of this Lease, the building situated in the City of Auburn, King County, Washington (the “Building”).  The land on which the Building is situated is legally described on attached Exhibit A and together with the Building and other improvements  is referred to collectively as the “Project”.  The portion of the Project leased to Tenant (the “Premises”) contains the agreed gross rentable area and Office Area and Warehouse Area described in Section 1.d. and is depicted on Exhibit B hereto.  The Building contains an agreed area of 14,979 square feet footpring including a 6,000 square feet office.

3.     TERM.  The term of this Lease (the “Term”) is specified in Section 1.g.  The Term shall begin on May 11, 2007.  As used in this Lease, “Lease Year” means each successive period of twelve months commencing  May 1 and ending April 30, except the first Lease Year begins on the Commencement Date and ending on April 30, 2008.

4.     OPTION(S) TO RENEW.  Provided Tenant is not in default of any material provision contained in this lease beyond any applicable period for curing same at the time of the exercise of the option to renew the term, Tenant shall have the option to renew this Lease for an additional term of five (5) years upon the same terms and conditions as provided herein except that the rent shall be payable as follows:

Period	Monthly Amount
May 1, 2017 —April 30 2018	$19,000
May 1, 2018-April 30 2019	$19,500
May 1, 2019- April 30, 2020	$20,000
May 1, 2020 — April 30, 2021	$20,500
May 1, 2021- April 30, 2021	$21,000

Notice of the exercise of the option shall be given by Tenant to Landlord not later that 180 days prior to the expiration of the initial term.

5.     INTENTIONALLY OMITTED.

6.     RENT.

(a)           Covenant to Pay Rent.  Tenant covenants and agrees to pay Rent to Landlord in advance on or before the first (1st) day of each calendar month during the Term without offset or deduction of any kind or nature except the first month’s rent, which will be pro-rated.  “Rent” consists of all amounts due from Tenant under this Lease, including Basic Rent and Additional Rent, as defined below.  Payment shall be made to Landlord or to such other party as Landlord may designate.  Tenant’s obligations to pay Basic Rent and Additional Rent are absolute and unconditional, and except as set forth below shall not at any time be subject to offset, discount, or reduction of any kind whatsoever.  The duty to pay Basic Rent and Additional Rent is a covenant of the Tenant which is independent of any and all undertakings, covenants or warranties of Landlord, and no claimed breach or default on the part of the Landlord will justify or excuse Tenant’s failure to make such payments on the dates specified.

(b)           Basic Rent.  Beginning on the Commencement Date and continuing on the first day of each month thereafter until (but not including) the expiration date of the Term, Tenant covenants and agrees to pay the Landlord the monthly Basic Rent specified in Section 1.i.

(c)           Additional Rent.  This is a “triple-net” lease which requires that Tenant pay Landlord the Percentage Share specified in Section 1.f. of all costs of ownership, management, repair, replacement, administration, operation and maintenance of the Project throughout the Term.  Therefore, in addition to the Basic Rent, Tenant agrees to pay Landlord Tenant’s Share of the Operating Expenses (defined below) incurred by Landlord in connection with the Project for each Accounting Period.  An “Accounting Period” is a Lease Year except that the first Accounting Period shall commence on the Commencement Date and the last Accounting Period shall end on the date the Lease Term expires or terminates.  Tenant’s Share for the initial Accounting Period is estimated in Section 1.j.  As used in this Lease the term “Additional Rent” shall mean all sums, other than Basic Rent, payable by Tenant under terms of this Lease.

(d)           Initial Payment.  Upon execution of this Lease, Tenant shall pay Landlord the sums identified in Section 1.i and 1.j. to be applied to the Basic Rent and the estimated Tenant’s Share of Operating Expenses for the first month of the Term, provided Tenant is not then in default.

7.     ADDITIONAL RENT.

(a)           Tenant agrees to pay as additional rent the initial Operating Expenses of the Premises as shown on Exhibit 1 attached hereto and 50% of the increase in Operating Expenses for each subsequent Lease Year.

(b)           Payment; Adjustments.  Commencing upon the Commencement Date, Tenant shall pay to Landlord the estimated Tenant’s Share of Operating Expenses for the Initial Accounting Period on a monthly basis concurrently with the payment of the Basic Rent.  Tenant shall continue to make said monthly payments until notified by Landlord of a change in the amount thereof.  By March 1st of each year, Landlord shall endeavor to give Tenant a statement showing the total Operating Expenses for the Project for the prior Lease Year and Tenant’s Share thereof, prorated from the commencement of Lease Term.  If the total of the Operating Expense payments which Tenant made for the prior Lease Year  is less than the Tenant’s Share of the actual Operating Expenses, then within ten (10) days after receipt of such statement from Landlord, Tenant shall pay Landlord the difference in a lump sum.  Any overpayment by Tenant shall be credited towards Additional Rent next coming due, unless Tenant is then in default under this Lease.  Landlord shall determine and adjust Tenant’s Operating Expense payments each Lease Year based on Landlord’s estimate thereof and more frequently if it determines that its estimate thereof is inaccurate.  Even though the Term has expired and Tenant has vacated the Premises, Tenant shall immediately pay any increase due over the estimated Operating Expenses previously paid and, conversely, any overpayment made shall be rebated by Landlord to Tenant when the final determination of Tenant’s actual Additional Rent is made, if Tenant is not in default under this Lease.  Failure of Landlord to submit statements as called for herein shall not be deemed a waiver of Tenant’s requirement to pay sums as herein provided.  Landlord’s good faith determination of actual Additional Rent shall be conclusive on the parties.  Upon Tenant’s failure to pay any Additional Rent, Landlord shall have the rights and remedies under this Lease for the failure of Tenant to pay Rent.

(c)           Utilities.  Except for utilities which are paid for by Landlord and included as part of Operating Expenses, Tenant shall pay prior to delinquency for telephone, electricity and other utility services supplied to the Premises at rates charged by the providing utility company and all deposits required in connection therewith.

8.     LATE CHARGE.  If Tenant fails to pay any Rent within ten (10) days of the date such amount is due, Tenant shall also pay a late charge to equal to two percent (2%) of each such installment.  Tenant acknowledges and agrees that its failure to make timely payments will result in Landlord incurring additional expenses and that it is extremely difficult and impractical to ascertain the extent of such damages and that the late charge represents a fair and reasonable estimate, considering all of the circumstances existing on the date of the execution of this Lease, of the costs that Landlord will incur by reason of such late payment.

9.     SECURITY DEPOSIT.  Tenant has deposited the sum specified in Section 1.l. as a security deposit to be held by Landlord to insure Tenant’s faithful performance of all of its obligations under this Lease.  If there is a Default by Tenant, including without limitation failure to pay Rent, Landlord may (but is not required to) use, apply or retain all or any part of this security deposit to cure the Default or pay Rent or any other amount due under this Lease, including expenses, damages and other compensation to which Landlord is entitled by reason of the Default.  If any portion of the security deposit is so used, then within ten (10) days after written demand, Tenant shall deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount.  Landlord shall be required to keep this security deposit separate from its general funds, and Tenant is entitled to interest on the security deposit annually.  If Tenant fully and faithfully performs all of its obligations under this Lease, the security deposit or any remaining balance shall be refunded to Tenant promptly following the end of the Term.  If Landlord assigns its interest in the Project and this Lease, it shall also transfer the security deposit to Landlord’s successor in interest.

10.  USE OF PREMISES.  Landlord represents that the Certificate of Occupancy for the Building permits the use set forth in 1.m above.  Tenant may use the Premises for any lawful use permitted under the certificate of Occupancy.

11.  HAZARDOUS WASTE.

(a)           Tenant shall not store, generate, dispose of or otherwise allow the release of any hazardous waste or materials in, on, under or about the Premises, Project or any other property or in any improvements placed on the Premises.  Except as otherwise expressly provided herein, Tenant represents and warrants to Landlord that Tenant’s intended use of the Premises does not involve the introduction, use, production, disposal or release of any Hazardous Waste.  As used herein, the term “Hazardous Waste” includes any substance, waste or material defined or designated as hazardous, toxic or dangerous (or any similar term) by any federal, state or local statute, regulation, rule or ordinance now or hereafter in effect, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §9601 or the Washington Model Toxics Control Act (“MTCA”), RCW 70.105D.010 et seq.  Tenant shall promptly comply with all statutes, regulations and ordinances, and with all orders, decrees or judgments of governmental authorities or courts having jurisdiction, relating to the use, collection, treatment, disposal, storage, control, removal or cleanup of Hazardous Waste in, on, under or about the Premises, Project or any other property, or incorporated in any Premises improvements, at Tenant’s expense.  After notice to Tenant and a reasonable opportunity for Tenant to effect such, Landlord may, but is not obligated to, enter upon the Premises and take such actions and incur such costs and expenses to effect such compliance as it deems advisable to protect its interest in the Premises; provided, however, that Landlord shall not be obligated to give Tenant notice and an opportunity to effect such compliance if (i) such delay might result in material adverse damage to Landlord or the Project, (ii) Tenant has already had actual knowledge of the situation and a reasonable opportunity to effect such compliance, or (iii) an emergency exists.  Whether or not Tenant has actual knowledge of the release of Hazardous Waste on the Premises, Project or other property as the result of Tenant’s use of the Premises, Tenant shall reimburse Landlord for all costs and expenses incurred by Landlord in connection with any such release or regulatory compliance activities related thereto.  Tenant shall notify Landlord immediately of any release of any Hazardous Waste in, on, under or from the Premises, Project or other property.  Tenant shall indemnify, defend and hold harmless Landlord against any and all losses, liabilities, suits, obligations, fines, damages, judgments, penalties, claims, charges, cleanup costs, remedial actions, costs and expenses (including, without limitation, consultant fees, attorneys’ fees and disbursements) which may be imposed on, incurred or paid by, or asserted against Landlord or the Premises, Project or other property by reason of, or in connection with (i) any misrepresentation, breach of warranty or other default by Tenant under this Lease, (ii) the acts or omissions by Tenant under this Lease, or (iii) the acts or omissions of Tenant, or any sublessee or other person for whom Tenant would otherwise be liable, resulting in the release of any Hazardous Waste. This indemnity and Tenant’s other duties under this Section 11 shall survive the termination of this Lease.

(b)           Landlord shall have the right in its sole discretion to conduct an environmental audit utilizing a contractor of Landlord’s choice at the end of the Term, upon the earlier termination of this Lease, upon Tenant’s default hereunder or if Landlord reasonably believes that Hazardous Waste are being stored, used, sold, generated, released or disposed of from the Premises in violation of the terms of this Section 11.  The audit shall consist of such examinations, tests, inspections, samples and reviews as Landlord or its consultants shall reasonably determine to be advisable or necessary.  Tenant shall be responsible for the cost of the audit and any remedial or removal work if such audit discloses the existence, storage, disposal or other presence of Hazardous Waste occurring during the Term or attributable to Tenant, its employees, agents, contractors or sublessees.  Failure of Landlord to conduct an environmental audit or to detect conditions attributable to Tenant, its employees, agents, contractors or sublessees, whether such audit is conducted or not, shall not operate as a release of Tenant or its Guarantor, if any, of its liability as stated in this Lease or by operation of law.  Tenant’s obligations herein shall survive the expiration of this Lease.

(c)           Landlord represents that the Premises are not contaminated by the presence of Hazardous Waste and Landlord agrees to be responsible for the removal of any Hazardous Waste which presently exists at the Premises or which migrates from any other site adjacent to the Premises.  Landlord shall indemnify and hold Tenant harmless against any and all losses, liabilities, suits, obligations, fines, damages, costs, remedial actions, costs and expenses (including, without limitation, consultant fees, attorney’s fees and disbursements) which may be imposed on, incurred or paid by, or asserted against Tenant by reason of or in connection with any misrepresentation by Landlord or discharge of Hazardous Waste which exists as of the date hereof or which migrates upon the Premises after the date hereof.

12.  COMMON AREAS; RULES & REGULATIONS; PARKING.  Tenant shall use the Premises and those areas of the Project made available by Landlord for the use and benefit of all tenants, including parking areas (the “Common Areas”) as limited or otherwise restricted by Landlord in accordance with such reasonable rules and regulations not inconsistent with this Lease as may from time to time be established  made by Landlord for the general safety, comfort, and convenience of Landlord and the Project tenants.  Tenant shall cause its employees, agents, invitees, and licensees to abide by such rules and regulations.  Tenant shall have the right to use the number of parking spaces in the Common Areas designated in Section 1.p., as shown on the annexed Plan Exhibit 2, on a non-reserved basis, subject to Landlord’s rules and regulations.  Tenant and Tenant’s employees shall park only in areas designated by Landlord and as limited or otherwise restricted by Landlord.  Landlord shall have the right to make changes to the Common Areas including, without limitation, changes in the location of driveways, entrances, exits, vehicular parking spaces, parking area, and the direction of the flow of traffic.  Landlord shall not be responsible to Tenant for the non-performance of any rules or regulations by any other tenants, occupants, or users of the Project.  Notwithstanding the foregoing, Landlord shall not change the Tenant’s access to the public streets without Tenant’s written consent.

13.  MAINTENANCE AND REPAIRS; REDELIVERY.

(a)           Maintenance.  Tenant will at all times during the Term keep the Premises and all systems therein and the doors and windows thereof neat, clean and in good order, repair and in a sanitary condition.  Landlord may engage a maintenance contractor to repair and maintain the heating, ventilating and air conditioning system and the roll-up loading doors, dock leveling equipment and other Premises mechanical equipment installed by Landlord, if any, servicing the Premises.  Tenant shall pay to Landlord or, at Landlord’s direction, directly to such maintenance companies for the cost of such work. Tenant will replace all cracked or broken glass in all windows or doors.  Except for reasonable wear and tear and damage by fire or unavoidable casualty, Tenant will at all times preserve the Premises in as good repair as they are now or may hereafter be put to.  All repairs shall be at Tenant’s sole cost and expense, except for repairs required for the outside roof, exterior walls and foundation which shall be Landlord’s responsibility.  Tenant will, at all times, keep the Premises in compliance with all ordinances, laws, regulations, rules or orders of every governmental entity with jurisdiction over the Premises.

(b)           Redelivery.  Tenant agrees that at the expiration or sooner termination of this Lease, Tenant will quit and surrender the Premises without notice, and in a neat and broom clean condition and in the conditioned required under Section 13(a), and will deliver up all keys and security cards belonging to said Premises to Landlord or Landlord’s agents.  Prior to such redelivery, Tenant will remove all of its equipment and personal property therefrom, repair any damage resulting from such removal, and otherwise comply with the terms of Section 14 hereof.

14.  ALTERATIONS.  Tenant shall not make any alterations, additions or improvements in or to the Premises without first submitting to Landlord professionally prepared plans and specifications for such work and obtaining Landlord’s prior written approval thereof which shall not be unreasonably withheld or delayed for interior work which does not affect the Building structure or systems.  Tenant covenants that it will cause all such alterations, additions and improvements to be performed at Tenant’s sole cost and expense by a contractor approved by Landlord and in a manner which:  (a) is consistent with the Landlord approved plans and specifications and any reasonable conditions imposed by Landlord in connection therewith; (b) is in conformity with commercial standards; (c) includes acceptable insurance coverage for Landlord’s benefit; (d) does not affect the structural integrity of the Building; (e) does not disrupt the business or operations of adjoining tenants; and (f) does not invalidate or otherwise affect the construction and systems warranties then in effect with respect to the Building.  Tenant shall secure all governmental permits and approvals, as well as comply with all other applicable governmental requirements and restrictions.  Landlord will cooperate in obtaining such permits and appraisals and sign any applications in connection therewith.  Any and all alterations, additions and improvements shall be made at Tenant’s sole expense and, with the exception of trade fixtures, shall become the property of the Landlord, and shall remain in and be surrendered with the Premises as a part thereof at the termination of this Lease, without disturbance, molestation or injury, unless Landlord otherwise indicates that Tenant must remove such alterations at Tenant’s sole cost and expense.  Tenant shall indemnify, protect, defend and hold Landlord and its employees and agents harmless from damages, claims, suits, losses or expenses arising out of any alteration, addition or improvement requested or made by Tenant, including all attorney’s fees, court costs and other litigation expenses.  Tenant agrees that Landlord has the right to make alterations to the Premises, to the Building and to the Project, if required by Law.  All such work shall be performed in a manner so as to not interfere with Tenant’s business and access to the Premises.

15.  SIGNS.  All signs or symbols placed by Tenant in the windows, doors or roof of the Premises shall be subject to the prior approval of Landlord which will not be unreasonably withheld or delayed.  Tenant may not place signs elsewhere in the Project.  Any signs placed on the Premises shall be so placed upon the understanding and agreement that Tenant will remove them at the termination of this Lease and repair any damage or injury to the Premises caused by their installation or removal, and if not so removed by Tenant then Landlord may have same removed at Tenant’s expense.  Landlord may require that all signs on or about the Project be of a uniform size, shape and appearance.  Upon notice from Landlord reasonably specifying such size, shape and appearance, Tenant will cause its signs to comply with such notice.  Tenant must have all signs manufactured and installed by a firm first approved in writing, by Landlord.

16.  LIENS.  Tenant has no authority to allow any lien to be filed against the Premises or Project.  Tenant shall not suffer or permit any lien to be filed against the Premises or Project or any part thereof or Tenant’s leasehold interest, by reason of work, labor, services, or materials performed or supplied to or at the request of Tenant or due to the acts or omissions of Tenant or its employees, agents or contractors, Tenant shall cause any such lien to be promptly discharged and shall indemnify, defend, protect and hold harmless the Landlord and any lender with a lien on the Project against liability, loss, damage, costs or expenses (including reasonable attorneys’ fees, statutory costs, and all litigation expenses) on account of such claim of lien.  Within thirty (30) days after Landlord’s request therefor, Tenant shall cause any such lien to be released and discharged of record, either by paying the indebtedness which gave rise to such lien or by posting bond or other security as shall be required by law to obtain such release and discharge.

17.  INDEMNIFICATION; INSURANCE.

(a)           Indemnification.  Tenant shall indemnify, defend and hold harmless Landlord, its successors, assigns, subsidiaries, directors, officers, agents, property managers and employees from and against any and all damage, loss, liability or expense including, but not limited to, attorney’s fees and legal costs suffered by same directly or by reason of any claim, suit or judgment brought by or in favor of any person or persons for damage, loss or expense due to, but not limited to, bodily injury, including death, and property damage or loss which arises out of, is occasioned by or in any way attributable to the use or occupancy of the Premises or Project by the Tenant, the acts or omission of the Tenant, its agents, employees, contractors or invitees in or about the Premises or Project, or any breach or default in the performance of any obligation on Tenant’s part to be performed under terms of this Lease, except to the extent caused by the sole gross negligence or willful misconduct of Landlord, its employees, and agents.  If any action or proceeding is brought against Landlord by reason of any such cause, Tenant, upon notice from Landlord, shall defend same at Tenant’s expense by counsel satisfactory to Landlord.  Such loss or damage shall include, but not be limited to, any injury or damage to Landlord’s personnel (including death resulting anytime therefrom) or property on or about the Premises or Project.  Landlord shall not be liable for any damages arising from any act or neglect of any other tenant, if any, of the Project.  Tenant agrees that its obligations under this Section 17(a) shall survive the termination of this Lease.

(b)           Tenant’s Insurance.  Tenant hereby agrees to maintain in full force and effect at all times during the Term, at Tenant’s own expense, for the protection of Tenant, Landlord and Landlord’s lender and property manager, as their interest may appear, policies of insurance issued by a responsible carrier or carriers which afford the following coverages:

(i)            Workers’ Compensation with statutory limits.

(ii)           All-Risk Property Insurance covering any and all personal property of Tenant including but not limited to improvements, betterment’s, furniture, fixtures, utility installations, and equipment in an amount not less than their full replacement cost, with a deductible not to exceed $100,000.

(iii)          Commercial General Liability Insurance including Broad Form Property Damage and Contractual Liability with limits not less than $2,000,000.

(c)           Landlord’s Insurance.  Landlord shall, at all times during the term of this Lease, maintain the following insurance for the full replacement value of the Building.

(i)            A policy or policies of all-risk property insurance.  Landlord shall not be obligated to insure, and shall not assume any liability or risk of loss for, any of Tenant’s furniture, equipment, machinery, goods, supplies, utility installations, improvements, or alterations upon the Premises.  Landlord may, but shall not be obligated to, obtain earthquake and flood insurance.

(ii)           Rent loss insurance.

(iii)          Commercial general liability insurance.

(iv)          Landlord may also maintain increased limits of insurance and such other insurance coverage as shall be commercially reasonable for buildings of this type within the city of Auburn, Washington.

(d)           Certificate.  Tenant shall deliver to Landlord prior to taking possession of the Premises, and thereafter at least thirty (30) days prior to expiration of such policy, certificates of insurance evidencing the above coverage with limits not less than those specified above.  Insurance required hereunder shall be in companies holding a “General Policyholders Rating” of at least A-VIII as set forth in the most current issue of “Best’s Insurance Guide”.  All liability insurance certificates shall reflect that Landlord and its lenders and property manager are named as additional insureds and shall expressly provide that their interests shall not be affected by a breach by Tenant of any insurance policy provision.  Further, all policies and certificates shall expressly indicate that not less than thirty (30) days prior written notice shall be given to Landlord and other named insureds in the event of material change to or cancellation of the coverage.

(e)           Disclaimer.  Landlord makes no representation that the limits of liability required to be carried by Tenant under this Lease are adequate to protect Tenant against Tenant’s undertaking under this Lease and if Tenant believes that any such insurance coverage called for under this Lease is insufficient, Tenant shall provide, at its own expense, such additional insurance as Tenant deems adequate.

(f)            Waiver of Subrogation.  Anything in this Lease to the contrary notwithstanding, Landlord and Tenant hereby waive and release each other of and from any and all rights of recovery, claims, action or cause of action, against each other, their agents, officers and employees, for any loss or damage that may occur to the Premises, the Building, personal property within the Building or Premises, any furniture, equipment, machinery, goods or supplies not covered by this Lease which Tenant may bring or obtain upon the Premises or any additional improvements which Tenant may construct on the Premises, by reason of fire, the elements or any other cause insured against under the terms of all risk property insurance policies, required under this Lease, regardless of cause or origin, including negligence of Landlord or Tenant and their agents, officers and employees.  Because this Section 17(f) will preclude the assignment of any claim mentioned in it by way of subrogation (or otherwise) to an insurance company (or any other person), each party to this Lease agrees immediately to give to each insurance company, written notice of the terms of the mutual waivers contained in this section, and to have the insurance policies properly endorsed if necessary to prevent the invalidation of the insurance coverage’s by reason of the mutual waivers contained in this Section.  Tenant also waives and releases Landlord, its agents, officers and employees of and from any and all rights of recovery, claim, action or cause of action for any loss or damage insured against under all other policies of insurance carried by Tenant.

(g)           Exemption of Landlord from Liability.  Tenant hereby agrees that, except for Landlord’s negligence or willful misconduct, Landlord shall not be liable for (A) injury to Tenant’s business or any loss of income or profit therefrom, (B) for damage to the goods, wares, merchandise or other property of Tenant, Tenant’s employees, invitees, customers, or any other person in or about the Premises or Project, or (C) for injury to the person of Tenant, Tenant’s employees, agents or contractors, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning, or lighting fixtures, or from any other cause, regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant, Landlord shall not be liable for any damages arising from any act or neglect of any other lessee, occupant or user of the Project, nor from the failure of Landlord to enforce the provisions of any other lease involving the Project.

18.  DAMAGE TO PREMISES.  If the Premises are damaged by fire or other casualty to an extent which makes the Premises or a significant part of the Project untenantable, then the Tenant shall give notice of such event to Landlord.  Within thirty (30) days after receipt of such notice, Landlord will notify Tenant on whether or not the Premises can be restored within four (4) months following the casualty and Landlord will promptly proceed to restore the Premises whether or not the insurance proceeds are available; unless such damage is attributable to earthquake in which event Landlord shall be under no obligation to restore and may elect to cancel this Lease.  If the damage can not be reasonably  restored within four (4) months following such casualty then either Landlord or Tenant may elect to cancel the Lease.  If Landlord commences such restoration but cannot deliver the Premises to Tenant within Four (4) months or such additional period as may be required to complete construction due to “force majeure” (but not in any event more than six (6) months in the aggregate) then Tenant may elect to cancel this Lease upon ten (10) days notice.  If this Lease is not terminated under this Section, then Rent shall be abated to the extent the Premises are untenantable during the repair or reconstruction.  The Term shall not be extended by virtue of the Premises being untenantable for any period of time.

19.  CONDEMNATION.

(a)           Entire Taking.  If all of the Premises is taken by any public authority under the power of eminent domain or transferred under threat thereof (collectively a “Taking”), this Lease shall terminate as of the date possession is transferred to the public authority.

(b)           Partial Taking; Right to Terminate.  If twenty-five percent (25%) or more of the Premises area is Taken and, in the opinion of either Landlord or Tenant, it is not economically feasible to continue this Lease in effect, either party may terminate this Lease.  Termination by either party shall be made by notice to the other given not later than thirty (30) days after notice of the Taking is given, the termination to be effective as of the later of thirty (30) days after said notice or the date possession is so taken.

(c)           Continuation.  If part of the Project or Premises is so taken, and neither Landlord nor Tenant elects to terminate this Lease, or until termination is effective, as the case may be, the Rent shall be abated in the same proportion as the portion of the Project so taken bears to the whole of the Project, and Landlord shall make such repairs or alterations, if any, as are required to render the remainder of the Project tenantable.

(d)           Compensation.  Landlord reserves all right to the entire damage award or payment for any Taking, and Tenant waives all claim whatsoever against Landlord for damages for termination of its leasehold interest in the Premises or for interference with its business.  Tenant hereby grants and assigns to Landlord any right Tenant may now have or hereafter acquire to such damages and agrees to execute and deliver such further instruments of assignment as Landlord may from time to time request.  Tenant shall, however, have the right to claim from the condemning authority all compensation that may be recoverable by Tenant on account of any loss incurred by Tenant for moving costs or in removing Tenant’s merchandise, furniture, trade fixtures, equipment and other personal property or for such personal property which has been taken, provided, however, that Tenant may claim such damages only if they are awarded separately in the eminent domain proceeding and not as part of Landlord’s damages.

20.  ASSIGNMENT.

(a)           Notwithstanding anything to the contrary contained in this Lease, Tenant may, without the approval of Landlord, assign the Lease, or any part thereof, or sublease the Premises, in whole or in part, to:  (i) any corporation which has the power to direct Tenant’s management and operation, or any corporation whose management and operation is controlled by Tenant; or (ii) any corporation a majority of whose voting stock is owned by Tenant; or (iii) any corporation in which or with which Tenant, its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions for merger or consolidation of corporations, so long as the liabilities of the corporations participating in such merger or consolidation are assumed by the corporation surviving such merger or created by such consolidation; or (iv) any corporation acquiring this Lease and substantially all of Tenant’s assets; or (v) any entity which is acquiring the stock of Tenant.

(b)           The consent by Landlord to any other assignment or Subletting shall not be unreasonably withheld, conditioned or delayed.  It shall be reasonable for Landlord to withhold its consent to a proposed assignment or subletting if at the time of the proposed assignment, or subletting Tenant shall be in default under this Lease beyond any applicable notice and grace period.  Together with any request for Landlord’s consent to an assignment or subleasing, Tenant shall simultaneously submit to Landlord:  (i) the name and address of the proposed assignee or subtenant (ii) the basic terms of the proposed assignment or sublet (iii) reasonably satisfactory information about the nature, business and business history of the proposed assignee or subtenant and its proposed initial use of the Premises; (iv) financial information as to such party’s creditworthiness and (v) such other information as may be reasonably requested by Landlord.  Without limiting the other instances in which it may be reasonable for Landlord to withhold its consent to a proposed assignment or subtenant it shall be reasonable for Landlord to withhold its consent if the credit worthiness of the proposed assignee is not reasonably sufficient for it to meet its financial obligations under this Lease in the case of an assignment of the Lease or if the proposed use of the Demised Premises is not permitted pursuant to the Certificate of Occupancy.  The consent by Landlord to any assignment or subleasing shall not constitute a waiver of the necessity for such consent to any subsequent assignment or sublet.  In connection with any assignment of this Lease, the assignee shall assume in writing all of Tenant’s obligations under this Lease.  A copy of the document of the assignment or sublease shall be delivered by Tenant to Landlord as soon as reasonably possible after the full execution thereof by both parties thereto.  Notwithstanding any assignment, Tenant shall remain primarily, jointly and severally liable under this Lease.

21.  ENTRY BY LANDLORD.  Landlord reserves, and shall upon reasonable notice during business hours (except in case of an emergency) have, the right to enter the Premises to inspect the same, to show said Premises to prospective purchasers, lenders to repair the Premises and any portion of the Building of which the Premises are part that Landlord may deem necessary or desirable, without abatement of rent, and may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, provided that the entrance to the Premises shall not be blocked thereby, and further provided that the business of the Tenant shall not be materially interfered with as a result thereof.  Landlord may show the Premises to prospective Tenants within 6 months prior to the Expiration Date if Tenant has not exercised its option to renew.  Tenant hereby waives any claim for damages or for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby.  For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant’s vaults, safes and files, and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency, in order to obtain entry to the Premises without liability to Tenant, and any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be constructed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction of Tenant from the Premises or any portion hereof.

22.  TENANT’S DEFAULT.  Each of the following events is a default and breach of this Lease following written notice and the expiration of the cure periods (“Default”) by Tenant:  (a) Tenant fails to make any payment of Rent or any other payment required to be made by Tenant hereunder, as and when due, and such failure continues ten (10) days after written notice thereof by Landlord to Tenant; (b) Tenant fails to observe or perform any of the covenants, conditions or provisions of the Lease to be observed, and such failure continues thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of Tenant’s Default is such that more than thirty (30) days are reasonably required for its cure, Tenant shall not be deemed to be in Default if it commences cure within said thirty (30) day period and thereafter diligently and continuously prosecutes such cure to completion; (c) (i)Tenant makes any general assignment or general arrangement for the benefit of creditors, or (ii) A petition is filed by or against Tenant to have Tenant adjudged a bankrupt, or (iii) a petition or reorganization of arrangement is filed under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, it is dismissed within sixty (60) days), or (iv) a trustee or receiver is appointed to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, and possession is not restored to Tenant within sixty (60) days of such appointment, or (v) there is an attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, and such seizure is not discharged in sixty (60) days.

23.  REMEDIES UPON DEFAULT.

(a)           Remedies.  If Tenant Defaults then Landlord shall have the following rights and remedies, at its option which shall not be exclusive, but shall be cumulative and in addition and supplemental to any and all other rights and/or remedies that Landlord may have at law or if equity:  (a) to declare the term hereof ended and to reenter the Premises by legal process and take possession thereof and remove all persons therefrom, and Tenant shall have no further claim thereon or hereunder; Landlord agrees to use reasonable efforts to relet the Premises for a commercially reasonable rate at such time of reletting or (b) without declaring this Lease terminated, to reenter the Premises and occupy the whole or any part thereof for and on account of Tenant and to collect any unpaid Rent and other charges, which have become payable, or which may thereafter become payable; or (c) even though it may have reentered the Premises, to thereafter elect to terminate this Lease and all of the rights of Tenant in or to the Premises.

If Landlord reenters the Premises under option (b) above, Landlord shall not be deemed to have terminated this Lease or the liability of Tenant to pay any Rent thereafter accruing, or to have terminated Tenant’s liability for damages under any of the provisions hereof, by any such reentry or by any action, in unlawful detainer or otherwise, to obtain possession of the Premises, unless Landlord shall have notified Tenant in writing that it has so elected to terminate this Lease and the surrender of possession pursuant to such notice shall not (unless Landlord elects to the contrary at the time of or at any time subsequent to the serving of such notices and such election is evidenced by written notice to Tenant) be deemed to be a termination of this Lease.  Landlord waives all statutory and common law rights of detainer.  In the event of any entry or taking possession of the Premises, Landlord shall have the right, but not the obligation, to remove therefrom all or any part of the personal property located therein, if Tenant has not already done so, and may place the same in storage at a public warehouse at the expense and risk of Tenant.

If Landlord elects to terminate this Lease pursuant to the provisions of options (a) or (c) above, Landlord may recover from Tenant as damages, the following:  (i) the worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all losses, liabilities or damages caused by Tenant’s failure to perform its obligations under this Lease, including, but not limited, any costs or expenses incurred by Landlord in (A) retaking possession of the Premises, including reasonable attorneys’ fees therefor, (B) maintaining or preserving the Premises after such default, (C) restoring the Premises to the condition in which they were to be returned by Tenant hereunder, (D) leasing commissions, and (E) any other costs reasonably necessary to relet the Premises.

As used in items (i) and (ii) above, the “worth at the time of award” is computed by allowing interest at the Interest rate specified in Section 23(c) hereof.  As used in item (iii) above, the “worth at the time of award” is computed by using a discount rate of six percent (6%).

For all purposes of Section 23(a), Rent shall, for the purpose of calculating any amount due under the provisions of subparagraph (iii) above, be computed on the basis of the average monthly amount thereof accruing during the immediately preceding twelve (12) month period, except that if it becomes necessary to compute such rental before such a twelve (12) month period has occurred then such Rent shall be computed on the basis of the average monthly amount hereof accruing during such shorter period.

(b)           Remedies Cumulative.  Landlord’s remedies hereunder are cumulative, and Landlord’s exercise of any right or remedy due to a default or breach by Tenant shall not be deemed a waiver of, or alter, affect or prejudice any other right or remedy which Landlord may have under this Lease or by law.  Neither the acceptance of rent nor any other acts or omissions of Landlord at any time or times after the happening of any event authorizing the cancellation or forfeiture of this Lease shall operate as a waiver of any past or future violation, breach or failure to keep or perform any covenant, agreement, term or condition hereof or to deprive Landlord of its right to cancel or forfeit this Lease, upon the written notice provided for herein, at any time that cause for cancellation or forfeiture may exist, or be construed so as at any future time to estop Landlord from promptly exercising any other option, right or remedy that it may have under any term or provision of this Lease.

24.  COSTS, ATTORNEYS’ FEES AND INTEREST.  If either Landlord or Tenant employs an attorney in connection with any breach of this Lease or to recover possession of the Premises or to enforce or defend any rights under federal bankruptcy law, the successful party shall be awarded its reasonable attorney’s fees, statutory court costs, and all other litigation costs and reasonable expenses expended or incurred in connection with such action and in any appellate or collection proceedings.  All sums due from the losing Party shall bear interest from the date due until paid at the rate specified in Section 8.

25.  NON-WAIVER OF BREACH.  Landlord’s failure to insist upon strict performance of any of the covenants or agreements of this Lease, or to exercise any option herein conferred in any one or more instance shall not be a waiver or relinquishment of any Default nor shall any such approval constitute a waiver of the right to disapprove of any act in the future.  The approval of any assignment of this Lease or of the subletting of the Premises or the approval of any variation from the strict requirements of this Lease shall not constitute a waiver of the right to refuse consent to any future assignment, subletting or variation.  Tenant agrees that it will not rely upon nor ever assert the existence of any purported past or future approval, consent, or waiver from the Landlord not in writing and signed by the Landlord’s president, or by a person previously designated in writing to have the authority to bind the Landlord to contracts.

26.  REMOVAL OF PROPERTY.  Upon the expiration of this Lease or the earlier termination thereof, or upon the abandonment of the Premises, Landlord shall have the right, but not the obligation, to remove from the Premises all personal property located therein, and to store the same in any place selected by Landlord, including but not limited to a public warehouse, at the expense and right of the owners thereof with the right to sell such stored property, without notice to Tenant, after it has been stored for a period of thirty (30) days or more.  The proceeds of such sale shall be applied first to the cost of such sale; second to the payment of the charges for storage, if any; third to the payment of any sums of money which may then be due from Tenant to Landlord under any of the terms hereof; and the balance, if any, shall be paid to Tenant.

27.  LANDLORD’S LIABILITY.

(a)           Limitations.  Anything in this Lease to the contrary notwithstanding, covenants, undertakings and agreements herein made on the part of Landlord are made and intended not as personal covenants, undertakings or agreements for the purpose of binding Landlord personally or the assets of Landlord except Landlord’s interest in the Project, or the proceeds of any sale thereof, but are made and intended for the purpose of binding only the Landlord’s interest in the Project, as the same may from time to time be encumbered.  While Tenant may bring a legal action against Landlord, judgments may be enforced only against Landlord’s interest in the Project except in any action for tort.  No personal liability or personal responsibility is assumed by, nor shall at any time be asserted or enforceable against, Landlord or its members, partners or agents or their respective heirs, legal representatives, successors, and assigns on account of this Lease or on account of any covenant, undertaking or agreement of Landlord in this Lease contained.  Nothing in this section shall impose any liability on Landlord that has been waived or released elsewhere in this Lease.

(b)           Transfer of Landlord’s Interest.  In the event of any transfer of Landlord’s interest in the Project, other than a transfer for security purposes only, Landlord shall be automatically released of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer, and Tenant agrees to attorn to the transferee.  Any such transfer shall be made expressly subject to this Lease, and the transferee shall assume Landlord’s obligations hereunder arising thereafter.

28.  HEIRS AND SUCCESSORS.  Subject to the provisions hereof pertaining to assignment and subletting, the covenants and agreements of this Lease shall be binding upon the heirs, legal representatives, successors and assigns of any or all of the parties hereto.

29.  HOLD OVER.  Any holding over by Tenant after the expiration of the Term hereof, with Landlord’s prior written consent, shall be construed as a tenancy from month-to-month on the terms and conditions set forth herein, except for Rent which shall be increased to one and one-half (1½) times that in effect during the last month hereof, which tenancy may be terminated by either party upon thirty (30) days written notice to the other party, effective as of the last day of a calendar month.  If Tenant holds over without Landlord’s consent, it shall be a tenancy at will, terminable at any time immediately upon notice from Landlord at two (2) times the prior Rent level therefor, and Tenant shall be liable for damages suffered by Landlord as a consequence of such holding over provided Landlord notifies Tenant in writing prior to the Expiration Date of this Lease that it has entered into a new lease with a new tenant and Landlord will suffer damages if Landlord can not deliver Premises to the new tenant on the Expiration Date.

30.  NOTICES.  Any notice, approval, consent or request required or permitted under this Lease shall be in writing and shall be personally delivered, sent by courier or mailed to the person or entity entitled to receive the same at the address stated in Section 1.e. or such other address as may be substituted by notice, or, if no address is specified then notice to the Tenant shall be given at the Premises.  Such notices shall be deemed given on the day delivered or, if mailed, on the third business day after deposit in the U.S. mail, registered or certified, return receipt requested, postage prepaid, unless sooner received.

31.  SUBORDINATION OF TENANT’S INTEREST.  This Lease is and shall be subordinate to any encumbrance now of record or any encumbrance hereafter recorded affecting the Project.  Tenant shall attorn to any purchaser at any foreclosure sale, or to any grantee or transferee designated in any deed in lieu of foreclosure.  Tenant shall execute any documents required by any such holder to accomplish the purposes of this section, including subordination, non-disturbance and attornment agreements and estoppel certificates, and in such form as the lender may require and is consistent with commercial lending practices.  Tenant’s failure to promptly execute such documents shall be a Default under this Lease.  Landlord shall obtain within thirty (30) days hereof from each Lender whose loan is to be secured by the Premises, an executed Nondisturbance Agreement assuring Tenant that, notwithstanding any default by Landlord or any foreclosure or deed in lieu thereof, Tenant’s rights under this Lease shall continue in full force and effect and its possession of the Premises shall remain undisturbed so long as Tenant is not in Default.  Landlord represents that the Premises are presently encumbered by mortgage.  The mortgage is current and there are no outstanding defaults hereunder.  The rental hereunder is sufficient to cover debt finance on such mortgage.  If Landlord is unable to deliver a Non-disturbance Agreement from any Lender, Tenant may elect to cancel this Lease on Twenty (20) days notice to Landlord.  Tenant acknowledges that any modifications of this Lease may require the consent of the mortgage.

32.  ESTOPPEL CERTIFICATES.  Within ten (10) days after written request, by Landlord or Tenant the other party shall execute, acknowledge and deliver a written statement certifying: (a) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (b) that this Lease has not been canceled or terminated; (c) the last date of payment of the rent and other charges and the time period covered by such payment; (d) that Landlord or Tenant is not in default under the Lease (or, if either Party is claimed to be in default, stating why); and, (e) such other representations or information with respect to either Tenant or Landlord or the Lease as such Party may reasonably request or which any prospective purchaser or encumbrance of the Project or Tenant’s business may require.  Landlord may give any such statement by Tenant to any prospective purchaser or encumbrancer of the Project, and such purchaser or encumbrancer may rely conclusively thereon.

33.  TENANT’S FINANCIAL CONDITION.   Tenant agrees to submit a copy of its Form 10K Annual Report to Landlord for its then current fiscal year.

34.  FOR LEASE SIGNS.  Landlord may place “For Lease” signs upon the Premises in prominent locations selected by Landlord for the ninety (90) days preceding termination of this Lease.

35.  QUIET ENJOYMENT.  Landlord covenants and agrees that so long as Tenant remains in full compliance with all of Tenant’s obligations under this Lease, Tenant shall lawfully and quietly hold, occupy, and enjoy the Premises during the term of this Lease, subject to the other terms and provisions of this Lease and subject to all mortgages, underlying leases, and other underlying matters of record to which this Lease is or may become subject and subordinate.  Landlord shall not be liable for changes in light, air, or view of the Premises.

36.  TENANT’S RIGHT TO CURE LANDLORD’S DEFAULTS AND SET-OFF AGAINST RENT.  If Landlord shall fail to commence to repair or replace any structural component or the roof or make any other repairs as required under this Lease within 48 hours (or without notice in an emergency) after notice by Tenant to Landlord of such condition and shall thereafter fail to expeditiously make such repair or replacement then Tenant may perform such work on behalf of Landlord and may setoff such expenditure, together with interest as provided in this Lease, against the Rent.

37.  MISCELLANEOUS.

(a)           Integration; Amendments.  This Lease and the Exhibits hereto contain the entire agreement between Landlord and Tenant concerning the leasing of the Premises and supercedes all prior correspondence and communications.  There are no oral or written agreements relative to the Premises beyond those set forth in this Lease and the Exhibits hereto.  This Lease and the Exhibits hereto may only be altered or amended by written agreement signed by both Landlord and Tenant.

(b)           Memorandum of Lease. Tenant may not cause this Lease or a notice or memorandum thereof to be recorded.  If either Landlord or Tenant so requests, each Party agrees to execute and place of record an instrument, in recordable form, evidencing the commencement date and expiration date of this Lease.

(c)           Force Majeure.  Either party shall not be deemed in default hereunder if such failure is due to strike, lockout, other labor trouble, dispute or disturbance; governmental regulation, delay, moratorium, action, preemption, prioritization or controls; shortages of energy, materials, supplies or labor; any failure or defect in the supply, quantity or character of electricity, water or other utility by reason of any requirement, act or omission of the public utility or other entity furnishing such to the Project; fire, flood, earthquake, adverse weather condition or casualty; act of God or military authority; war, civil commotion or act of terrorism; and for any other reason, whether similar or dissimilar to the above, beyond Landlord’s reasonable control (collectively, “Force Majeure Events”). If this Lease specifies a time period for performance of an obligation of either Party, that time period shall be extended by the period of any delay in such Party’s performance caused by the Force Majeure Events.

(d)           Captions.  The captions in this Lease are for convenience only and are not to be considered in the interpretation of its terms.

(e)           Construction.  This Lease has been submitted to the scrutiny of all parties hereto and their counsel if desired, and shall be given a fair and reasonable interpretation in accordance with the words hereof, without consideration or weight being given to its having been drafted by any party hereto or its counsel.

(f)            Partial Invalidity.  If any term or provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced as written to the fullest extent permitted by law.

(g)           Number; Gender; Permissive Versus Mandatory Usage.  Where the context permits, references to the singular shall include the plural and vice versa, and to the neuter gender shall include the feminine and masculine. Use of the word “may” shall denote an option or privilege and shall impose no obligation upon the party which may exercise such option or privilege; use of the word “shall” shall denote a duty or an obligation.

(h)           Landlord’s Title.  Landlord represents that it is  the fee owner of the Premises and has the right to enter into this Lease, and all appropriate Corporate action has been taken to approve the execution and delivery hereof.  Landlord represents that the covenants, restrictions and easements will not adversely affect the Tenant’s use and occupancy of the Premises for the use contemplated hereunder.

(i)            Time.  Time is of the essence to all of Tenant’s obligations under this Lease.

(j)            Governing Law.  This Lease shall be governed by the laws of the State of Washington.

(k)           Authority to Sign.  If Tenant is a corporation, a limited liability company, or a limited partnership, each person signing this Lease on behalf of the corporation, company or partnership warrants that he or she has full authority on behalf of such corporation, company or partnership to enter into and execute this Lease on behalf of such entity.

(l)            Brokers.  The Brokers identified in Section 1.(N). represented Landlord and Tenant in connection with this Lease.  Landlord shall pay Brokers identified in Section 1.(N) a commission in connection with this Lease pursuant to a separate agreement.  Each Party shall indemnify, defend and hold the other harmless from any and all other claims for commissions from all other brokers or agents attributable to such Party’s agreements or actions.

LANDLORD

RSI Properties Management, LLC, a Washington limited liability company

/s/ Garth Luke
Garth Luke, Managing Member

Date	May 11, 2007

TENANT

Rainier Surgical Incorporated, a Washington corporation

/s/Ed Reilly
Ed Reilly, President

Date	as of May 11, 2007

STATE OF WASHINGTON         )

)   ss.

COUNTY OF KING )

I certify that I know or have satisfactory evidence that Garth Luke is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledged it as the Managing Member of RSI Properties Management, LLC, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

DATED this 11th of May, 2007.

/s/ D. Douglas Matson
Notary Public in and for the State of Washington
residing at: Seattle
Name (printed or typed):
D. Douglas Matson
My appointment expires:	11/6/10

STATE OF		)
) ss.
COUNTY OF	)

I certify that I know or have satisfactory evidence that Edward Reilly is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledged it as the President of Rainier Surgical Incorporated, a Washington Corporation, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

DATED this	day of	, 2005.

Notary Public in and for the State of
residing at:
Name (printed or typed):

My appointment expires:

EXHIBIT A

TO

LEASE

LEGAL DESCRIPTION OF PROJECT

The Project is located in King County, Washington, and is legally described as follows:

LOT C, CITY OF AUBURN SHORT PLAT NUMBER SPL04-0002, RECORDED UNDER RECORDING NUMBER 20040826001399, IN KING COUNTY, WASHINGTON;

TOGETHER WITH EASEMENT (S) FOR INGRESS, EGRESS AND UTILITIES AS DELINEATED ON SAID SHORT PLAT;

EXCEPTANY PORTIONS THEREOF LYING WITHIN SAID LOT C

Also known as:

Park 29 Corporate Park

Building C

1112 29th Street NW

Auburn, Washington 98001

*The parties to this agreement agree that the Legal description may be corrected and inserted at a later date.

EXHIBIT B

TO

LEASE

DEPICTION OF PREMISES

1.               Space Plan may be inserted after the lease has been signed.

EXHIBIT C

TO

LEASE

[Intentionally Omitted]

EXHIBIT D

TO

LEASE

INTENTIONALLY OMITTED

EXHIBIT E

TO LEASE

RULES AND REGULATIONS

Park 29 Corporate Park

Landlord is committed to keeping its facilities in a first class condition for the benefit of its tenants and ownership.  To meet this objective, the following rules and regulations are established.

1.                                      Signage:  Tenant shall not place signage on the Premises or in the Common Areas that does not conform to the signage criteria specified in the Lease, City ordinance or rules reasonably established by Landlord. Tenant must submit all signage and signage modification requests in writing to Landlord and Landlord must approve such requests before installation.  The following signage is prohibited outright:  Illuminated neon tube, “sandwich” type board signs and any non-standard window signage such as banners, cardboard, or handwritten.

2.                                      Outside Storage:  Tenant shall not keep or store any equipment, vehicle (personal or for business use), or inventory outside of the Leased Premises.  This includes the Common Area directly adjacent to Tenant’s space.  Such items shall be stored within the Leased Premises, or at an off-site location.  In limited circumstances and duration, Landlord may allow equipment or vehicles used in Tenant’s day-to-day business to be stored in a Common Area location, which is designated by and approved in writing by Landlord.

3.                                      Parking: The Following Rules govern the use of the Parking Facilities which serve the building and Project. Tenant will be bound by such rules and regulations and agree to cause its employees, subtenants assignees, contractors and suppliers to observe the same:

(a)         Tenant will not permit or allow any vehicle that belong to or controlled by Tenant or Tenants employees, subtenants, customers, or invitees to be loaded unloaded or parked in areas other than those designated by Landlord for such activities. No vehicles are to be parked in the parking areas other than normally sized p[passenger automobiles, motorcycles, and pick-up trucks. No Extended term storage of vehicles with cabs is permitted.

(b)          Vehicles must be parked entirely within painted lines of a single parking stall.

(c)          All directional signs and arrow’s must be observed.

(d)          Parking is prohibited:

(i)                    In areas not striped for parking (except in tenants loading dock area);

(ii)                In isles or on ramps;

(iii)            Where no parking signs are posted;

(iv)               In cross hatched areas

(e)          Landlord reserves the right without cost or liability to Landlord, to tow any vehicle if such vehicle’s auto theft alarm system remains engaged for an unreasonable period of time or frequency.

(f)            Washing, waxing, cleaning or servicing of any vehicle in any area not specifically for such purpose is prohibited.

(g)         Landlord may refuse to permit any person to park in the parking facilities who violates these rules and regulations with unreasonable frequency, and any violation of these rules shall subject the violators car to removal, at such car owners expense. Tenant agrees to use its best efforts to acquaint its employees, subtenants, assignees, contractors, suppliers, customers and invitees with these parking provisions, rules and regulations.

(h)         Landlord reserves the right, without cost or liability to Landlord, to tow upon prior notice to responsible parties, any vehicle which are parked in violation of these rules and regulations.

4.                                      Pallets/Moving Materials: Landlord shall monitor pallet accumulation outside the Leased Premises and shall require removal of such, as well as materials used in the distribution and transportation of product and materials related to Tenant’s business.   These materials may be present in and around the Leased Premises but will not be allowed to accumulate or be stored in the Common Areas outside the Leased Premises.

5.                                      Trash/Debris: Tenant and its employees shall contain trash, debris or recyclable materials generated by Tenant, its employees and invitees in a Landlord approved type of receptacle.  If Tenant consistently overloads such receptacles, Landlord has the right to remove any excess and dispose of the material at Tenant’s cost, including dump fees. Tenant also agrees to purchase or provide any required locking device, acceptable to such vendor, to reduce the possibility of unauthorized dumping in Tenant’s dumpster/trash receptacle.  Tenant shall make every effort to keep such receptacle in the dumpster enclosure outside Tenant’s space, or if such space does not have such an enclosure, then out of the way of common drives or other traffic areas.

6.                                      Outside Contractors:  As stated in the Lease, Tenant will not make any alterations to the Leased Premises without the prior written approval of Landlord, and will not employ the services of any contractor without the prior written approval of Landlord. Such services include modification that may affect building systems (fire sprinkler, electrical, plumbing etc.), and signage installation.  Landlord may require Tenant to employ the services of one of Landlord’s “preferred” contractors, a list of which can be provided.  If Tenant wishes to qualify its contractor, Tenant must provide the following information:

(a)          Contractor business license number, authorizing contractor to perform services in the State of Washington.

(b)          Evidence of good financial standing in the industry.

(c)          Insurance certificate meeting the current requirements of “Landlords Insurance Requirements for Contractors,” which is provided to Tenant upon occupancy in the Premises (and by request).

7.                                      Domestic Water Supply/Use of Building Hose Bibbs: Tenant shall not unreasonably consume building domestic water as would be considered excessive for normal day to day operations of a typical business, unless such use is expressly permitted in the Lease, or authorized by Landlord. This includes washing equipment or business and/or personal vehicles in the Common Areas, or any other activity that would increase water usage and affect Common Area costs of the Project.  If Landlord determines that Tenant is using water in excess of normal consumption, Landlord reserves the right to impose a surcharge for such water usage, or require separate metering of the Leased Premises.

8.                                      Key System/Exterior Door:  Tenant shall not make any modifications to exterior door keyway.

If new keying is required, Tenant shall make such request through Landlord and employ the services of Landlord’s key hardware vendor.  On request, Tenant shall provide Landlord with its Premises security alarm information.  Landlord shall not be liable for costs associated with entering the Premises on an emergency basis or any charge for such for false alarm (from either the security monitoring company or any law enforcement entity).

9.                                      Emergency Information:  Tenant shall keep Landlord advised of current telephone number of Tenant’s employees who should be contacted in an emergency (for example: fire, break-in, or vandalism).  If Landlord determines it is necessary to respond to such emergency on Tenant’s behalf, Tenant shall pay all costs incurred for services ordered by Landlord to secure or otherwise protect the Leased Premises and the contents thereof, including any premium charges for time spent by Landlord’s employees in responding to such emergency.

10.                               Rooftop Access:  Tenant, Tenant’s employees, vendors, and invitees are prohibited from accessing the Project’s rooftops.  Any requests related to such access shall be directed to Landlord.

11.                               Antennas, Satellite Dishes, Etc:  No such equipment shall be installed on the buildings without the prior written consent of Landlord, which will not be unreasonably withheld or delayed..

12.                               Electrical and Telephone Installation:  Landlord shall have sole power to direct electricians as to where and how telephone and other wires are to be introduced.  No boring or cutting for wires or conduits is allowed without the consent of the Landlord.  The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of the Landlord.  Tenant may not make any changes to the existing wiring without the prior written approval of the Landlord.  Telecommunications vendors must follow Landlord’s Cabling Rules regarding insurance and permits.

13.                               Size and Weight restrictions:  No items of unusual size or weight shall be used or placed in the Premises without Landlord’s written permission.  In no event shall any floor be overloaded as determined by Landlord’s Structural Engineer.

In the event of any conflict between these Rules and Regulations and the Lease, the provisions of the Lease shall control.

EXHIBIT F

TO LEASE

ADDITIONAL TERMS

The annexed Lease between RSI Properties Management, LLC, a Washington limited liability company, as landlord (“Landlord”) and Rainier Surgical Incorporated, a Washington Corporation as tenant (“Tenant”) is supplemented as follows:

None

LEASE AGREEMENT

RSI PROPERTIES MANAGEMENT, LLC

with

RAINIER SURGICAL INCORPORATED

PARK 29 CORPORATE PARK

BUILDING C

AUBURN, WASHINGTON

May 11, 2007

TABLE OF CONTENTS

1.	BASIC LEASE TERMS.	1
2.	PREMISES.	2
3.	TERM.	2
4.	OPTION(S) TO RENEW.	2
“None”		Error! Bookmark not defined.
5.	CONSTRUCTION; ACCEPTANCE OF PREMISES.
6.	RENT.	3
7.	ADDITIONAL RENT.	3
8.	LATE CHARGE.	4
9.	SECURITY DEPOSIT.	4
10.	USE OF PREMISES.	4
11.	HAZARDOUS WASTE.	5
12.	COMMON AREAS; RULES & REGULATIONS; PARKING.	6
13.	MAINTENANCE AND REPAIRS; REDELIVERY.	6
14.	ALTERATIONS.	6
15.	SIGNS.	7
16.	LIENS.	7
17.	INDEMNIFICATION; INSURANCE.	7
18.	DAMAGE TO PREMISES.	9
19.	CONDEMNATION.	9
20.	ASSIGNMENT.	10
21.	ENTRY BY LANDLORD.	11
22.	TENANT’S DEFAULT.	11
23.	REMEDIES UPON DEFAULT.	11
24.	COSTS, ATTORNEYS’ FEES AND INTEREST.	13
25.	NON-WAIVER OF BREACH.	13
26.	REMOVAL OF PROPERTY.	13
27.	LANDLORD’S LIABILITY.	13
28.	HEIRS AND SUCCESSORS.	14
29.	HOLD OVER.	14
30.	NOTICES.	14
31.	SUBORDINATION OF TENANT’S INTEREST.	14
32.	ESTOPPEL CERTIFICATES.	14
33.	TENANT’S FINANCIAL CONDITION.	15
34.	PERSONAL PROPERTY TAXES.	Error! Bookmark not defined.
35.	FOR LEASE SIGNS.	15
36.	QUIET ENJOYMENT.	15
37.	MISCELLANEOUS.	15

RULES AND REGULATIONS		23
ADDITIONAL TERMS		27